SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) October 29, 2004


                                THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)


          Oklahoma                  0-12396                 73-0970298
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)         Identification No.)


                                Enterprise Plaza
                          5600 N. May Avenue, Suite 320
                          Oklahoma City, Oklahoma               73112
                   (Address of principal executive offices)   (Zip Code)

                                 (405) 842-2333
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
       (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


Information to be Included in the Report
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Item 3.02  Unregistered Sales of Equity Securities

       On September 15, 2004, The Beard Company, (the "Company") commenced a private debt placement of its 5-year 9% Convertible Subordinated Notes (the "Notes") targeted to raise a total of $1,800,000. The Company is offering the Notes to raise a portion of the equity required to secure the USDA guaranteed financing for a coal fines recovery project the Company expects to commence in the first quarter of 2005.

       On October 29, 2004, the Company accepted the subscriptions for and sold $255,000 aggregate principal amount of the Notes to various private investors. $51,000 of this amount was sold by the Company's selling agent and the remaining $204,000 principal amount was sold by the Company. The Company's selling agent receives a commission of 6% on the principal amount of the Notes that it sells and a commission of 1% on the principal amount of the Notes sold by the Company. The Notes are convertible at any time into the Company's common stock at a current conversion price of $1.20 per share (the "Conversion Price"). Based upon the Conversion Price, the Notes sold on October 29, 2004 are convertible into 212,500 shares of the Company's common stock.

       The Notes were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering," in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended. When the Notes are converted to the Company's common stock the issuance of the common stock will be exempted from registration by Section 3(a)(9) of the Securities Act which provides an exemption for "securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange."

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE BEARD COMPANY

                                          HERB MEE, JR.
                                          Herb Mee, Jr., President
Date:  November 15, 2004